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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of ParcPlace-Digitalk, Inc. of our report dated April 23, 1997, included in the 1997 Annual Report to Stockholders of ParcPlace-Digitalk, Inc.

         Our audits also included the financial statement schedule of ParcPlace-Digitalk, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-09807, No. 333-20779, No. 33-96616, and No.
33-78542) pertaining to the 1995 Stock Option / Stock Issuance Plan ( of Objectshare Systems, Inc. ), 1993 Stock Plan and 1993 Employee Stock Purchase Plan of ParcPlace-Digitalk, Inc., 1988 Incentive Stock Option Plan, the 1989 Stock Option Plan, the 1992 Incentive and Nonstatutory Stock Option Plan, and the 1995 Director Stock Option Plan of ParcPlace-Digitalk, Inc. of our report dated April 23, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of ParcPlace-Digitalk, Inc.



                                              /s/ ERNST & YOUNG LLP



San Jose, California
June 30, 1997